Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Wisconsin Capital Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Wisconsin Capital Funds, Inc. for the period ended September 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Wisconsin Capital Funds, Inc. for the stated period.

/s/ Thomas G. Plumb Thomas G. Plumb President (Principal Executive Officer), Wisconsin Capital Funds, Inc.	/s/ Nathan Plumb Nathan Plumb Chief Financial Officer (Principal Financial Officer), Wisconsin Capital Funds, Inc.
Dated: November 30, 2017

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Wisconsin Capital Funds, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.